UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
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ACXIOM CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	71-0581897
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 8190
Little Rock, Arkansas 72203-8190
(501) 342-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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2011 NONQUALIFIED EQUITY COMPENSATION PLAN OF ACXIOM CORPORATION
(Full title of the plans)
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Jerry C. Jones
Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary
Acxiom Corporation
P.O. Box 8190
Little Rock, Arkansas 72203-8190
(501) 342-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Robert D. Sanchez, Esq.
Michael C. Labriola, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
1700 K Street, NW, Fifth Floor
Washington, DC 20006
(202) 973-8800
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee(2)
Common Stock, $0.10 par value	768,710	$25.44	(1)	$19,555,982	(1)	$2,267
         (1) Estimated in accordance with paragraph (c) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee based upon $25.44, the average of the high and low prices of the Common Stock on December 2, 2016, as reported on the Nasdaq Global Select Market.

         (2) The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be $0.0001159 multiplied by the maximum aggregate price at which such securities are proposed to be offered.

EXPLANATORY NOTE

Acxiom Corporation ("Acxiom," or the "Registrant") has previously registered an aggregate 502,217 shares of its Common Stock, $0.10 par value, issuable under the 2011 Nonqualified Equity Plan of Acxiom Corporation (Registration No. 333-175854) (the "Plan"), the contents of which are incorporated by reference.  On December 5, 2016 Acxiom amended the Plan, increasing the number of shares of Common Stock issuable thereunder from 502,217 to 1,270,927.  This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register such additional shares issuable under the Plan.

Pursuant to the merger agreement, dated as of November 17, 2016 (the "Arbor Merger Agreement") by and among the Registrant, Dojo Merger Sub, Inc. and Arbor Technologies, Inc., in connection with the closing of the transaction contemplated by the Arbor Merger Agreement on November 21, 2016, the Registrant intends to award up to 398,079 restricted stock units under the Plan.

Pursuant to the merger agreement, dated as of November 17, 2016 (the "Circulate.com Merger Agreement") by and among the Registrant, Echo Acquisition Sub, Inc., Circulate.com, Inc. and Fortis Advisors LLC, as Stockholder Representative, in connection with the closing of the transaction contemplated by the Circulate.com Merger Agreement on November 29, 2016, the Registrant intends to award up to 370,631 restricted stock units under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents and information previously filed by Acxiom Corporation ("Acxiom," or the "Registrant") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this registration statement. However, Acxiom does not incorporate by reference those items which were "filed" for purposes of Section 8 of the Exchange Act or incorporated by reference in any filing under the Securities Act.
•	Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Commission on May 27, 2016.
•
Acxiom's quarterly reports on Form 10-Q for the period ended June 30, 2016, filed with the Commission on August 5, 2016, and the period ended September 30, 2016, filed with the Commission on November 8, 2016.

•	Acxiom's current reports on Form 8-K, filed with the Commission on August 4, 2016, August 15, 2016 and November 23, 2016.
•
The description of Acxiom's common stock contained in its registration statement on Form 8-A of CCX Network, Inc. (now known as Acxiom) dated February 4, 1985, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by Acxiom pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modified or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Company is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except:

•	for any breach of the director's duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or
•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Company's Amended and Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful. The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, the Company's Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against liability they may incur in their capacities as such and to the extent authorized by Delaware corporate law.

Pursuant to the Company's Amended and Restated Bylaws, the Company may maintain directors' and officers' insurance on behalf of the directors and officers of the Company and those serving at the request of the Company as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law. The Company currently has in effect directors' and officers' liability insurance and fiduciary liability insurance.

In addition, the Company has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that the Company will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Acxiom Corporation	10-Q	6/30/1996
4.2	Amended and Restated Bylaws of Acxiom Corporation	8-K	8/20/2012
4.3	Specimen Common Stock Certificate	S-4	8/17/1998
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation			X
10.1	Amended and Restated 2011 Nonqualified Equity Compensation Plan of Acxiom Corporation			X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.			X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).			X
24.1	Power of attorney (contained on signature pages of this registration statement)			X

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 6th day of December, 2016.

ACXIOM CORPORATION
By: /s/ Jerry C. Jones
Name: Jerry C. Jones Title: Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary

INDEX TO EXHIBITS
Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Acxiom Corporation	10-Q	6/30/1996
4.2	Amended and Restated Bylaws of Acxiom Corporation	8-K	8/20/2012
4.3	Specimen Common Stock Certificate	S-4	8/17/1998
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation			X
10.1	Amended and Restated 2011 Nonqualified Equity Compensation Plan of Acxiom Corporation			X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.			X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).			X
24.1	Power of attorney (contained on signature pages of this registration statement)			X